Exhibit 99.2

EPL PROVIDES UPDATE ON STRATEGIC ALTERNATIVES PROCESS

Comments on ATS’ Decision to Effectively Decrease Its Tender Offer

NEW ORLEANS, October 26, 2006 - Energy Partners, Ltd. (“EPL” or “the Company”) today issued an update regarding its strategic alternatives process and commented on the results of the tender offer made by ATS Inc. (“ATS”), a wholly-owned subsidiary of Woodside Petroleum, Ltd. (ASX:WPL), which were announced today.

Richard A. Bachmann, EPL’s Chairman and Chief Executive Officer, said,

“We are committed to continuing our process of exploring all options to maximize stockholder value, including a possible sale of the Company.  A number of parties have already signed or have agreed to sign confidentiality agreements, and we are entertaining interest from others. Woodside’s ultimatum and disingenuous rhetoric will not deter our Board of Directors from pursuing the best interests of all EPL stockholders.

“Woodside’s self-serving behavior is very disappointing.  We have not heard a word from them since our Board announced its process to explore strategic alternatives on October 12, 2006, and they have not sought to participate in this process, as many other companies are doing. In addition, Woodside has backtracked on its promise to pass through to EPL stockholders the savings from a reduced Stone termination fee, effectively reducing its original offer,” concluded Mr. Bachmann.

The Company added that it firmly believes the Board’s strategic alternatives process offers greater opportunity to maximize stockholder value. It is clear that EPL stockholders continue to agree with the Board’s determination, as for the third time, ATS has reported that significantly fewer than 1% of EPL’s outstanding shares have been tendered. The Company intends to vigorously oppose ATS’ attempt to replace EPL’s experienced directors with its own handpicked, paid nominees who are intended to facilitate a transaction between EPL and ATS at a price the EPL Board has already determined is inadequate and not in the best interests of stockholders.

The Company intends to engage in discussions with parties who sign confidentiality agreements and does not intend to further disclose developments with respect to this process unless and until an agreement in principle or a definitive agreement has been reached.

Forward-Looking Statements

This press release contains forward-looking information regarding EPL that is intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that EPL expects, believes or anticipates will or may occur in the future are forward-looking statements. These include statements regarding:

• reserve and production estimates,
• oil and gas prices,
• the impact of derivative positions,
• production expense estimates,
• cash flow estimates,
• future financial performance,
• planned capital expenditures,
• the completion of any transaction; and
• other matters that are discussed in EPL's filings with the Securities and Exchange Commission (SEC).

These statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to EPL's filings with the SEC, including Form 10-K for the year ended December 31, 2005, and Form 10-Q for the quarter ended June 30, 2006, for a discussion of these risks.

EPL HAS FILED A PRELIMINARY CONSENT REVOCATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION IN RESPONSE TO WOODSIDE AND ATS' CONSENT SOLICITATION TO REMOVE EPL'S BOARD OF DIRECTORS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE CONSENT REVOCATION STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING EPL, THE ATS OFFER AND THE CONSENT SOLICITATION. A DEFINITIVE CONSENT REVOCATION STATEMENT WILL BE SENT TO SECURITY HOLDERS OF EPL SEEKING REVOCATION OF ANY CONSENTS GIVEN TO ATS OR WOODSIDE.

The documents filed with the SEC by EPL may be obtained free of charge from EPL's website at www.eplweb.com or by directing a request to: Energy Partners, Ltd. 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, Attn: Secretary, (504) 569-1875. Investors and security holders are urged to read the consent revocation statement and the other relevant materials when they become available before making any decision with respect to the consent solicitation.

EPL and its officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of EPL in opposition to the ATS consent solicitation. Information about the officers and directors of EPL and their direct or indirect interests, by security holdings or otherwise, in the consent solicitation is set forth in the preliminary consent revocation statement.

Contacts

Investors:

T.J. Thom (504-799-4830) / Al Petrie (504-799-1953)
Energy Partners, Ltd.

Media:

Eden Abrahams / Jeremy Jacobs (212-355-4449)
Joele Frank, Wilkinson Brimmer Katcher

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